PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

July 15, 2021

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA – On July 14, 2021 Ames National Corporation (the “Company”) declared a cash dividend of $0.26 per common share. The dividend is payable August 13, 2021, to shareholders of record at the close of business on July 30, 2021.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Iowa State Savings Bank, Creston, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.